UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2024

QuantumScape Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39345	85-0796578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 Technology Drive
San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 452-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	QS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On October 17, 2024, Dennis Segers and Dr. Günther Mendl were appointed to the Board of Directors (the “Board”) of QuantumScape Corporation (the “Company”), to serve as directors with a term of office expiring at the Company’s next annual meeting of stockholders. Mr. Segers was also appointed to serve as the Chairman of the Board, effective January 1, 2025, filling the vacancy created following Jagdeep Singh’s retirement from this role, as described below. Dr. Mendl was appointed to the Board upon designation by Volkswagen Group of America Investments, LLC pursuant to the amended and restated letter agreement entered into with the Company on July 5, 2024, occupying one of the two Board seats designated to representatives of the Volkswagen Group and succeeding Frank Blome who resigned from the Board in July 2024. No committee appointments for either Mr. Segers or Dr. Mendl have been made at this time.

Mr. Segers is a 45-year veteran of the semiconductor industry, with extensive experience serving in executive management, on boards of directors and as an advisor of venture capital backed startups, private and public companies. Mr. Segers serves on the boards of Parade Technologies, Ltd., a publicly traded fabless semiconductor company, since 2007, of Flip Electronics, a specialty distributor of electronic components, since 2021, and as the chairman of Kinara, Inc., a developer of AI solutions, since 2022. From 2015 until the acquisition by AMD in 2022, Mr. Segers served as the chairman of the Board of Xilinx, Inc. (Nasdaq: XLNX), a leading provider of programmable logic solutions. Previously, he served as CEO of Tabula, Inc. and as president, CEO and director of Matrix Semiconductor, where he oversaw the transition of the company from the early technology feasibility phase to high volume production. Mr. Segers holds a B.S. in Electrical Engineering from Texas A&M University, where he has served as a member of the College of Engineering Advisory Board since 2006.

Dr. Günther Mendl has over two decades of experience in battery technology and propulsion systems within the automotive industry. Since 2022, he has been the Head of the Center of Excellence Battery at Volkswagen AG, where he manages the entire battery lifecycle, from development, purchasing, strategic production planning and quality management to recycling. From 2020 to 2022, he led the Battery Systems & Battery Cells division, overseeing pre-development and program management. From 2017 to 2020, he served as the Head of Development for E-Traction, Charging & Battery Systems at Audi AG, focusing on battery, charging and electrical drivetrain. Prior to that, Dr. Mendl held a series of senior roles at Audi AG since 2001. He holds a diploma and PhD in Mechanical Engineering from the Technical University of Munich.

In accordance with the Company’s Outside Director Compensation Policy (the “Director Compensation Policy”), Mr. Segers and Dr. Mendl are eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board. Dr. Mendl has waived his right to any cash and equity compensation that he is otherwise eligible to receive as a non-employee director under the Director Compensation Policy. Pursuant to the Director Compensation Policy, Mr. Segers will receive $80,000 in annual cash compensation for service on the Board. Mr. Segers was granted an initial equity award of 56,537 restricted stock units, which will vest one-twelfth quarterly over three years starting February 15, 2025, subject to Mr. Segers's continued service through each vesting date in accordance with the Director Compensation Policy, and a pro-rated annual equity award of 20,612 restricted stock units, which will vest in full on the earlier of the one-year anniversary of the grant date or the day before the Company's next annual meeting of stockholders, subject to Mr. Segers's continued service through such vesting date in accordance with the Director Compensation Policy. Effective January 1, 2025, Mr. Segers will also be entitled to an additional annual cash retainer as the non-executive chair of the Board in accordance with the Director Compensation Policy.

There are no arrangements or understandings between Mr. Segers and any other persons pursuant to which Mr. Segers was appointed a director of the Company. There are no family relationships between each of Mr. Segers and Dr. Mendl and any other director or executive officer of the Company.

The Company will enter into its standard form of indemnification agreement with Mr. Segers and Dr. Mendl, a copy of which is filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on December 2, 2020. Other than the indemnification agreement, Mr. Segers and Dr. Mendl do not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

The foregoing description of the terms of the Director Compensation Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Compensation Policy, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Resignation of Director

On October 17, 2024, Jagdeep Singh notified the Board that, effective as of December 31, 2024 (the “Retirement Date”), he will retire from the Board, after having served as the Company's Chairman of the Board since he co-founded the Company in 2010. Mr. Singh also served as the Company's CEO from 2010 until February 2024. Mr. Singh will continue to serve as the Company's Chairman of the Board until and including the Retirement Date. As described above, Mr. Segers has been appointed by the Board to succeed Mr. Singh as Chairman of the Board effective January 1, 2025. Effective on the Retirement Date, Mr. Singh’s outstanding equity awards will terminate in connection with his resignation from the Board. Mr. Singh’s decision did not reflect any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuantumScape Corporation

Date:	October 23, 2024	By:	/s/ Michael McCarthty
Name: Michael McCarthy Title: Chief Legal Officer and Head of Corporate Development